Exhibit 99.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.

Armstrong Holdings, Inc. and
Armstrong World Industries, Inc.
(the “Companies”)

Written Statement by Chief Executive Officer
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I certify to the best of my knowledge and belief that the Companies’ Form 10-Q periodic report containing their respective financial statements for the fiscal quarter ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Companies as of that date.

/s/ Michael D. Lockhart
Michael D. Lockhart Chief Executive Officer Armstrong Holdings, Inc. and Armstrong World Industries, Inc.

Dated: November 8, 2002